Exhibit 2.1

REORGANIZATION AND MERGER AGREEMENT
		THIS REORGANIZATION AND MERGER AGREEMENT, made and entered into on February __, 1999, by and between Systems Communications, Inc., a Florida corporation, ("SCI") and Hitsgalore.com, Inc., a Nevada corporation, ("Hitsgalore.com").
W I T N E S S E T H :
	WHEREAS, SCI desires to reorganize its business and affairs and to acquire Hitsgalore.com by statutory merger; and
	WHEREAS, Hitsgalore.com desires to be merged into SCI for the purpose of becoming a publicly traded company;
	NOW, THEREFORE, in consideration of the premises herein before set forth, reorganization of SCI as provided herein in reliance hereon and the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other(s)
based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree, for purposes of consummating the plan of reorganization and merger, as follows:
ARTICLE I
PRELIMINARY MATTERS
	Section 1.01. Recitals. The parties acknowledge the recitals herein above set forth in the preamble are correct, are, by this reference, incorporated herein and are made a part of this Agreement.
	Section 1.02. Exhibits and Schedules. Exhibits (which are documents to be executed and delivered at the Closing by the party identified therein or in the provision requiring its delivery) and Schedules (which are statements setting forth information about Hitsgalore.com) referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.
	Section 1.03. Use of words and phrases. Natural persons may be identified by last name, with such additional descriptors as may be desirable.
The words "herein," "hereby," "hereunder," "hereof," "herein before," "hereinafter" and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof.
The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word "and" shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.
	Section 1.04. Accounting terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles.
	Section 1.05. Calculation of time lapse or passage; Action required on holidays. When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the event which starts the lapse or passage as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month.  Unless otherwise provided, the term "month" shall mean a period of thirty days and the term "year" shall mean a period of 360 days, except that the term "calendar year" shall mean the actual calendar year period. If any calendar day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payor is located), then such action or payment shall be taken or made on the next succeeding Business Day.
	Section 1.06.  Use of titles, headings and captions.  The titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions.
ARTICLE II
TERMS OF THE TRANSACTIONS
	Section 2.01.	 Reorganization of SCI.  Prior to the merger of
Hitsgalore.com into SCI (the "Merger"), and as a condition precedent to the Merger, SCI shall accomplish a reorganization of its business and affairs:
	(a) SCI will reverse split its issued and outstanding common stock and the common stock underlying all issued, outstanding and unexpired common stock purchase options, warrants and other rights to purchase its common stock such that the aggregate of the issued and outstanding shares and shares to be issued and outstanding upon exercise of such options, warrants and other rights is eight million shares.
	(b)  SCI will transfer all of its business, property and assets, tangible and intangible, to International Healthcare Solutions, Inc. ("IHSI")
in exchange for twenty million shares of IHSI"s common stock.
	(c) IHSI will assume all of the debts, liabilities and obligations of SCI, fixed, contingent and unknown, will advise all such claim holders against
SCI regarding such assumption and obtain a release of SCI from its debts, liabilities and obligations by the holders thereof and will unconditionally and irrevocably indemnify SCI against all, any and every such debt, liability and obligation, whether fixed, contingent or unknown; provided, that SCI shall pay at the Closing, from the proceeds, if any, from the exercise of common stock purchase options and warrants outstanding on the date hereof, all such debts, liabilities and obligations of which SCI is not released.
	(d)  SCI will transfer into an escrow or a trust for the benefit of
SCI's stockholders of record on a record date which will be the Business Day next preceding the Closing of the Merger of Hitsgalore.com into SCI, as provided in Section 2.02, all of the IHSI shares which SCI owns (consisting of twenty million shares) which shares shall be restricted and represented by a single, global certificate, subject to an irrevocable resolution by SCI's board of directors declaring a dividend in kind in the IHSI shares to SCI's stockholders of record on such record date, subject as to delivery to such stockholders out of such escrow or trust to the effectiveness of a registration statement to be filed by IHSI under the Securities Act of 1933, as amended, to cover the distribution of such dividend.
	(e)  Hitsgalore.com shall have no liability or obligation to see to SCI or IHSI's performance of their respective obligations under Section 2.01.
	Section 2.02. Merger transaction. Immediately following the reorganization provided in Section 2.01, Hitsgalore.com will be merged into
SCI in the Merger, and the parties shall file articles of merger, containing a plan of merger, in their respective jurisdictions, which plan of merger will provide for a statutory merger of Hitsgalore.com (the disappearing corporation) into SCI (the surviving corporation), the conversion of the issued and outstanding common stock of Hitsgalore.com into thirty-seven million six hundred seventy five thousand shares of common stock of SCI, the continuation of SCI's articles of incorporation and bylaws, as amended respectively, as the articles of incorporation and bylaws of the surviving corporation, the directors approved by Hitsgalore.com as the directors of the surviving corporation, and such other provisions consistent with the terms and intents of this Agreement as may be required by the laws of the respective jurisdictions for the consummation of the Merger.
	Section 2.03. Change of SCI's name to Hitsgalore.com, Inc.; Foreign qualification or change of state of incorporation. On the Business Day following the Business Day on which the articles of merger provided in Section
2.02 are filed, SCI will file articles of amendment to its articles of incorporation changing the name of SCI to "Hitsgalore.com, Inc." SCI shall qualify to do business as a foreign corporation in the state of California or, in the alternative, change its state of incorporation by further statutory merger for that purpose to the state of California.
	Section 2.04. Press releases. At the date SCI is required to file and does file a report pursuant to the requirements of the Securities Exchange Act of 1934, as amended, reporting the proposed transactions contemplated by this Agreement, SCI will issue a press release approved by Hitsgalore.com announcing the transactions, summarizing their pertinent terms and providing such other information as the parties may mutually agree.  Following the
Closing, SCI will issue a press release announcing the consummation of the transactions contemplated by this Agreement.
	Section 2.05. Stock compensation. Except as otherwise approved by Hitsgalore.com, SCI will file a registration statement on Form S-8 covering the issue of up to two million shares to be used as compensation pursuant to exercise of options, approved by Hitsgalore.com, for consultants and professionals rendering services to SCI and Hitsgalore.com.
	Section 2.06. Transaction costs. Each party shall pay all costs and expenses which it incurs in connection with this Agreement. Bruce Baker shall receive 2,000,000 shares of SCI following the Merger as compensation for his services in arranging the Merger.
ARTICLE III
CLOSING OF THE TRANSACTION
	Section 3.01.  Location, date and time of the Closing.  The Closing of the Merger shall take place as soon as practicable following a hearing on
SCI's involuntary bankruptcy case now scheduled for March 12, 1999, at such place designated by Hitsgalore.com, or by exchange of signature pages by telephone facsimile between the offices of the parties (which facsimile signature pages shall be promptly replaced by manually executed original signature pages) subject to the satisfaction of the conditions to Closing set forth in Section 3.02.
	Section 3.02.	  Hitsgalore.com's obligations at Closing.  At the
Closing, Hitsgalore.com will deliver to SCI:
	(a) Articles of Merger for both Florida and Nevada executed by Hitsgalore.com;
	(b) Officers' Certificates and Secretary's Certificates of Hitsgalore.com, in the respective forms of Exhibit "A" and Exhibit "B".
	(c) An acknowledgment and agreement by Hitsgalore.com's stockholders with respect to those matters set forth in Article VI.




		Section 3.03. SCI's Obligations at Closing. At the Closing, SCI will deliver to Hitsgalore.com:
	(a) Articles of Merger for both Florida and Nevada executed by SCI;
	(b) Certificates for SCI's common stock issued in conversion of Hitsgalore.com common stock, in such names and such denominations as advised by Hitsgalore.com not less than two Business Days prior to the Closing of the Merger.
	(c) Officers' Certificates and Secretary's Certificates of SCI, in the respective forms of Exhibit "A" and Exhibit "B".
	(d) SCI's corporate record book, corporate seal, stock ledger and other pertinent corporate records.
	Section 3.04. Closing memorandum and receipts. As evidence that all parties deemed the Closing to have been completed and the transaction contemplated by this Agreement to have been consummated, the parties jointly will execute and deliver a memorandum acknowledging such completion and consummation. The party receiving any consideration or stock under this
Agreement will execute and deliver a receipt therefore to the party giving the consideration or stock.
	Section 3.05. Waiver of conditions. Notwithstanding Section 11.03, any condition to the Closing to the benefit of any party which is not satisfied prior to or at the Closing will be deemed to be waived by that party or satisfied by virtue of that party executing the Closing memorandum.
	Section 3.06. Further Assurances. At any time and from time to time after the Closing of the Merger, at the reasonable request of any party and without further consideration, any other part(ies) shall execute and deliver such other instruments and documents as such party may deem reasonably desirable or necessary to complete the transactions contemplated by this Agreement.
           	Section 3.07. Conditions Precedent to SCI's Obligations. All obligations of SCI hereunder are subject, at the option of SCI, to the fulfillment of each of the following conditions at or prior to the Closing, and Hitsgalore.com shall exert its best efforts to cause each such condition to be so fulfilled:
	(a)  All representations and warranties of Hitsgalore.com contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing of the Merger, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.
	(b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Hitsgalore.com at or before the Closing shall have been duly and properly performed in all material respects.
	(c) Since the date of this Agreement there shall not have occurred any material adverse change in the condition or prospects (financial or otherwise), business, properties or assets of Hitsgalore.com.
	(d) There shall be delivered to SCI a certificate executed by Hitsgalore.com's President and Secretary dated the date of the Closing, certifying that the conditions set forth in paragraphs (a), (b) and (c) of this Section 3.07 have been fulfilled.
	(e) All documents required to be delivered to SCI at or prior to the Closing shall have been so delivered.
	(f) Hitsgalore.com shall have obtained written consents to the Merger where the consent of any other party may, in the opinion of the SCI's counsel, be required for such assignment or transfer.
	(g)  None of the assets or business of Hitsgalore.com shall have suffered or incurred a material damage, destruction or loss not fully covered by insurance and which has a materially adverse affect on their respective business and operations.
	(h) SCI shall have received a certificate of good standing for Hitsgalore.com issued by the secretary of state of its state of incorporation and of each state in which it is qualified to do business as a foreign corporation.
	(i) SCI shall have received the acknowledgments and agreements from Hitsgalore.com's stockholders specified in Article VI.
            		Section 3.08.  Conditions Precedent to
Hitsgalore.com's Obligations. All obligations of Hitsgalore.com at the Closing are subject, at the option of Hitsgalore.com in its sole discretion, to the fulfillment, as determined by Hitsgalore.com in its sole discretion, of each of the following conditions at or prior to the Closing, and SCI shall cause each such condition to be so fulfilled.
	(a)  All representations and warranties of SCI contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.
	(b) All obligations required by the terms of this Agreement to be performed by SCI at or before the Closing shall have been duly and properly performed in all material respects.
	(c)  All requirements to the reorganization of SCI pursuant to Section
2.01 shall have been completed to Hitsgalore.com's satisfaction, including but not limited to the assumption and indemnification by IHSI.
(d) The retiring management of SCI and management of IHSI shall have obtained a voluntary, enforceable agreement from each holder of more than 160,000 shares of SCI's common stock, and such other shareholders following the
Closing as requested by Hitsgalore.com, to hold such shares off the public market until such time as the market price for SCI's common stock has reached an average minimum of $5.00 per share for not less than five trading days within a period of twenty trading days (consecutive or non consecutive) and thereafter to offer for sale in the public market each week not more than the greater of 20,000 shares or one percent of the aggregate trading volume for the prior week, and to make such offers in such a prudent manner that the market price is not adversely affected.
(e)   Holders of SCI common stock purchase options, warrants and other rights to purchase its common stock shall have exercised before or concurrently with the Closing enough such options, warrants and other rights sufficient to infuse at least one million dollars more than the amount needed by SCI to pay each and every debt, liability and obligation accruing to or owed by SCI.
(f)   The involuntary bankruptcy proceeding involving SCI shall have been resolved to the satisfaction of Hitsgalore.com in its sole discretion.
	(g)  There shall be delivered to Hitsgalore.com a certificate executed by the President and Secretary of SCI, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a) through (f) of this
Section 3.08 have been fulfilled.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTIES
	Section 4.01. Hitsgalore.com's representations and warranties. Hitsgalore.com will represent and warrant to SCI at the Closing:
	(a) Hitsgalore.com is a duly incorporated and existing corporation in good standing under the laws of its state of incorporation, has full corporate power to execute and deliver this Agreement, is qualified and in good standing as a foreign corporation in every jurisdiction where the conduct of its business or the nature of its properties require it to be qualified and has delivered to SCI true copies of its articles of incorporation, bylaws and the records of proceeding of its board of directors and stockholders for the past five years or since inception, whichever is less.
	(b) Hitsgalore.com has the power to conduct business its business as it is now being conducted and to own and lease its properties shown on its most recent balance sheet and used in the conduct of its business.
	(c) This Agreement has been duly and validly authorized, executed and delivered by Hitsgalore.com and constitutes the legal, valid and binding obligation of Hitsgalore.com enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting shareholders and creditors rights generally and to general equitable principles.
	(d) The execution of this Agreement and consummation of the transaction contemplated hereby does not conflict with and will not result in any adverse consequences to or breach of any agreement, mortgage, instrument, judgment, decree, law or governmental regulation, permit or authorization by
Hitsgalore.com or in the loss, forfeiture or waiver of any rights or franchise owned by Hitsgalore.com, from which Hitsgalore.com benefits or which is desirable in the conduct of Hitsgalore.com's business.
	(e) Hitsgalore.com's authorized capital is as set forth in its most recent balance sheet and Hitsgalore.com's outstanding shares have been duly and validly authorized, are validly issued and fully paid and nonassessable, all of which are legally and beneficially owned by the holders set forth on Hitsgalore.com's stock records.
	(f)  Except for such actions as may have been taken, no further action by or before any governmental body or authority of the United States of
America or any state or subdivision  thereof or any self-regulatory body to which Hitsgalore.com is subject is required in connection with the execution and delivery of this Agreement by Hitsgalore.com and the consummation of the transactions contemplated hereby.
	(g) The information Hitsgalore.com has delivered to SCI relating to Hitsgalore.com, its business, its operations and its prospects (financial and otherwise) was on the date reflected in each such item of information accurate in all material respects and such information at the date hereof taken as a whole provides full and fair disclosure of all material information relating to Hitsgalore.com, its business, its operations, its financial condition and its prospects (financial and otherwise) and does not contain any untrue statement of material fact (which is not corrected by subsequent information)
or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
	(h)  Hitsgalore.com has conducted its business in the ordinary course for the last three years or since inception, whichever is less.
	(i) Neither Hitsgalore.com nor any employee, to Hitsgalore.com's knowledge, has within the past five years given or agreed to give any gift or similar benefit valued at more than $20 annually to any customer, supplier, governmental employee or other person who is or may be or have been in a position to help or hinder Hitsgalore.com's business which might subject any of Hitsgalore.com to damage or penalty in civil, criminal or governmental litigation or proceedings.
	(j)  Hitsgalore.com's outstanding shares are the only equity securities of Hitsgalore.com issued and outstanding, there being no other equity securities of Hitsgalore.com issued and outstanding, no authorizations in effect or, upon a specified event, with the lapse of time or otherwise, to take effect for the issue of additional shares of Hitsgalore.com's equity securities, no obligations outstanding convertible into equity securities of Hitsgalore.com, no options, warrants, rights similar instruments outstanding pursuant to which the holder has a right to demand and receive the issuance of Hitsgalore.com's equity securities and no stock appreciation rights or phantom stock of Hitsgalore.com held by any person or to which any person has a claim.
	(k) Hitsgalore.com's financial statements at and for the periods ended December 31, 1998 delivered SCI and been audited by certified public accountants in accordance with generally accepted auditing standards with a report thereon issued in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, fairly present the financial condition of Hitsgalore.com at the dates and the results of operations for the periods indicated and except as disclosed in the notes thereto Hitsgalore.com does not have any contingent, undisclosed or hidden liabilities. Hitsgalore.com's financial statements at and for the period subsequent to Hitsgalore.com's audited financial statements, if any, fairly present the financial condition of Hitsgalore.com at the date and the results of operations for the period indicated, contain all normally recurring adjustments and do not omit to disclose any contingent, undisclosed or hidden liabilities.
	(l)  Hitsgalore.com has good, marketable and insurable title to all of the properties and assets which it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the balance sheet, both tangible and intangible, trademarks, trade names, copyrights and other intellectual properties (excluding inventory sold after the most recent balance sheet date in the ordinary course of business), excepting only those properties and assets subject to operating leases disclosed in Schedule ___.  None of the properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except (i) as expressly set forth in the notes to
Hitsgalore.com's financial statements as securing specific liabilities or subject to specific capital leases or (ii) those imperfections of title and encumbrances, if any, which (A) are not substantial in character, amount or extent and do not materially detract from the value of the properties or assets subject thereto, (B) do not interfere with either the present or continued use of such property or assets or the conduct of Hitsgalore.com's normal business operations and (C) have arisen only in the ordinary course of business. All of the properties and assets owned, leased or used by Hitsgalore.com are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations of Hitsgalore.com and are directly related to Hitsgalore.com's business.
	(m)  All of the contracts, agreements, leases, licenses and commitments of Hitsgalore.com (other than those which have been fully performed), copies of all of which have been delivered to SCI, are valid and binding, enforceable in accordance with their respective terms, in full force and effect and there is not thereunder any existing default or event, which after the giving of notice or lapse of time or both, would constitute a default or result in a right to accelerate or loss of rights and none of such contracts, agreements, leases, licenses and commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to Hitsgalore.com's business, properties, assets, earnings or prospects or either before or after the Closing, to result in any material loss or liability.
	(n)  Except as set forth in Schedule ___, there is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect or to Hitsgalore.com's knowledge threatened, against or relating to Hitsgalore.com, its directors, officers or employees it properties, assets or business or the transaction contemplated by this
Agreement and Hitsgalore.com does not know or have any reason to be aware of any basis for the same, including any basis for a claim of sexual harassment or racial or age discrimination.
	(o) All taxes, including without limitation, income, property, special assessments, sales, use, franchise, intangibles, employees' income withholding and social security taxes, imposed by the United States or any state, municipality, subdivision, authority, which are due and payable, and all interest and penalties thereon, unless disputed in good faith in proper proceedings and reserved for or set aside, have been paid in full and all tax returns required to be filed in connection therewith have been accurately prepared and timely filed and all deposits required by law to be made by Hitsgalore.com with respect to employees' withholding and social security taxes have been made.  Hitsgalore.com is not and has no reason to believe that it will be the subject of an audit by any taxing authority.  There is not now in force any extension of time with respect to the date when tax return was or is due to be filed, or any waiver or agreement by Hitsgalore.com for the extension of time for the assessment of any tax and Hitsgalore.com is not a "consenting corporation" within the meaning of Section 341(f)(1) of the
Internal Revenue Code of 1986, as amended; and no shareholder of
Hitsgalore.com is entitled to the distribution of previously taxed undistributed S corporation earnings and profits. All workers' compensation, disability and similar items due and payable under any governmental program have been paid.
	(p)  Hitsgalore.com does not have any employee benefit, pension or profit sharing plans subject to ERISA and no such plans to which
Hitsgalore.com is obligated or required to make contributions.
	(q) None of Hitsgalore.com's employees are represented by a collective bargaining agent or subject to a collective bargaining agreement and Hitsgalore.com considers its relations with its employees as a whole to be good.  Hitsgalore.com has disclosed to SCI all employee salary, compensation and benefit agreements and no employee has a written employment agreement.
	(r)  All offers and sales of securities by Hitsgalore.com during the most recent two years have been made in compliance with the requirements of federal and applicable state securities laws.
	Section 4.02. SCI's representations and warranties. SCI represents and warrants to Hitsgalore.com that:
	(a)  SCI is a duly incorporated and existing corporation in good standing under the laws of its state of incorporation, has full corporate power to execute and deliver this Agreement, is qualified and in good standing as a foreign corporation in every jurisdiction where the conduct of its business or the nature of its properties require it to be qualified and has delivered to SCI true copies of its articles of incorporation, bylaws and the records of proceeding of its board of directors and stockholders for the past five years.
	(b) This Agreement has been duly and validly authorized, executed and delivered by SCI and constitutes the legal, valid and binding obligation of
SCI enforceable against SCI in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting shareholders and creditors rights generally and to general equitable principles.
	(c) The execution of this Agreement and consummation of the transaction contemplated hereby does not conflict with and will not result in any adverse consequences to or breach of any agreement, mortgage, instrument, judgment, decree, law or governmental regulation, permit or authorization by SCI or in the loss, forfeiture or waiver of any rights or franchise owned by SCI, from which SCI benefits or which is desirable in the conduct of SCI's business.
	(d) SCI's shares, when issued by SCI and authenticated and delivered by its transfer agent, in conversion of the Hitsgalore.com shares will be duly and validly authorized, are validly issued and fully paid and nonassessable.
	(e)  Except for such actions as may have been taken, no further action by or before any governmental body or authority of the United States of
America or any state thereof is required in connection with the execution and delivery of this Agreement by SCI and the consummation of the transactions contemplated hereby.
	(f) The information SCI has delivered to Hitsgalore.com was on the date reflected in each such item of information accurate in all material respects and such information at the date hereof as a whole did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
	(g) SCI is obligated to file reports pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is current in its reporting obligations thereunder.
	(h) At the Closing of the Merger, SCI will not have any business, properties or assets, other than the shares of IHSI held in escrow or trust, and will not have any debts, liabilities or obligations which have not been paid or assumed by IHSI with the full release of SCI.
			           Section 4.03.  Nature and Survival of
Representation and Warranties. All statements of fact contained in this Agreement, any certificate delivered pursuant to this Agreement, or any letter, document or other instrument delivered by or on behalf of
Hitsgalore.com or SCI and their respective officers, pursuant to the terms of this Agreement shall be deemed representations and warranties made by Hitsgalore.com and SCI, respectively, to each other under this Agreement. For purposes of this Section 4.03 and Section 10.01 only, any party or other person seeking to enforce, or claiming the benefit of, any representation and warranty under this Agreement is called a Claimant, and any party or other person against whom a right is claimed is called a Defendant.  All representations and warranties of the parties shall survive the Closing and all inspections, examinations or audits on behalf of the parties; provided, however, that all representations and warranties shall terminate and expire, and be without further force and effect whatever from and after the one year from the date hereof, and neither SCI nor Hitsgalore.com shall have any liability whatsoever on account of any inaccurate representation or warranty or for any breach of warranty, unless a Claimant shall, on or prior to the expiration of such one year period, serve written notice on a Defendant, with a copy to the Defendant's counsel, setting forth in reasonable detail the breach and any direct, incidental or consequential damages (including amounts)
the Claimant may have suffered as a result of such breach.
ARTICLE V
COVENANTS OF THE PARTIES
	Section 5.01.  Conduct of Business Prior to Closing.
	(a)  From the date hereof to the Closing, Hitsgalore.com will conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, it will use its best efforts (i) to preserve its business and organization intact, (ii) to keep available to SCI the services of Hitsgalore.com's present employees, agents and independent contractors, (iii)
to preserve for the benefit of SCI the goodwill of suppliers, customers, distributors, landlords and others having business relations with it, and (iv)
to cooperate and use reasonable efforts to assist SCI in obtaining the consent of any landlord or other party to any lease or contract with Hitsgalore.com where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby.
	(b) From the date hereof to the Closing, SCI shall not, other than as disclosed to Hitsgalore.com and approved by it in its sole discretion, (i)
dispose of any material assets, (ii) engage in any extraordinary transactions, including but not limited to, directly or indirectly, soliciting, entertaining, encouraging inquiries or proposals or entering into negotiation or agreement with any third party for sale of assets by SCI, sale of equity securities or merger, consolidation or combination with any company, (iii)
grant any salary or compensation increase to any employee, or (iv) make any commitment for capital expenditures.
            	Section 5.02.  Notice of changes in information.  Each party shall give the other party prompt written notice of any change in any of the information contained in their respective representations and warranties made in Article IV, or elsewhere in this Agreement, or the exhibits and schedules referred to herein or any written statements made or given in connection herewith which occurs prior to the Closing.
	             Section 5.03. Notice of extraordinary changes. SCI shall advise Hitsgalore.com with respect to any of the following outside of ordinary course of business or which are materially adverse: (i) the entering into and cancellation or breach of contracts, agreements, commitments or other understandings or arrangements to which SCI is a party, including, without limitation, purchase orders for any item of inventory and commitments for capital expenditures or improvements, orderly and gradual discontinuance or particular items or (ii) any changes in purchasing, pricing or selling policy (including, without limitation, selling merchandise at discounts); provided, however, that not withstanding anything contained in this subsection SCI will not take or fail to take any action that, in Hitsgalore.com's judgment, is likely to give rise to a substantial penalty or a claim for damages by any third party against SCI, or is likely to result in losses to either corporation, or is otherwise likely to prejudice in any material respect or unduly interfere with the conduct of its business and operations in the ordinary course consistent with prior practice, or is likely to result in a breach by SCI of any of its representations, warranties or covenants contained in this Agreement (unless any such breach is first waived in writing by Hitsgalore.com).
	            Section 5.04. Access to Information and Documents. Upon reasonable notice and during regular business hours, each party will give the other party, its attorneys, accountants and other representatives full access to its personnel (subject to reasonable approval as to the time thereof) and all properties, documents, contracts, books and records and will furnish copies of such documents (certified by officers, if so requested) and with such information with respect to its business, operations, affairs and prospects (financial and otherwise) as it may from time to time request, and the party to whom the information is provided will not improperly disclose the same prior to the Closing. Any such furnishing of such information or any investigation shall not affect that party's right to rely on the other party's representations and warranties made in this Agreement or in connection herewith or pursuant hereto.
	Section 5.05. Cooperation by the parties. Each party hereto shall cooperate and shall take such further action as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
ARTICLE VI
SECURITIES LAW MATTERS AND STATUS OF SHARES
	Section 6.01.  Unregistered Shares.  The Hitsgalore.com stockholders will acknowledge that SCI's common stock issued in conversion of the Hitsgalore.com shares in the Merger is not being registered under the federal Securities Act of 1933, as amended, ("1933 Act") and the securities laws of Hitsgalore.com's stockholders' states of residence, and that it is not transferable, except as permitted under various exemptions contained in the
1933 Act and applicable state securities law. The provisions contained in the following sections are intended to ensure compliance with the 1933 Act and applicable state securities law.
             	Section 6.02. No Transfers in Violation of 1933 Act. The Hitsgalore.com stockholders will agree not to offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of the SCI shares, except after full compliance with all of the applicable provisions of the 1933 Act and applicable state securities law.
	             Section 6.03. Investment intent. Each of Hitsgalore.com stockholders will represent and warrant to and covenant with SCI that he is acquiring SCI shares for his own account for investment, and not with a view to resale or other distribution; that he currently has no intention of selling, assigning, transferring, pledging, hypothecating or otherwise disposing of all or any part thereof at any particular time, for any particular price, or on the happening of any particular event or circumstance;
and he acknowledges that SCI is relying on the truth and accuracy of the covenants, warranties and representations of Hitsgalore.com in issuing SCI's shares without first registering it under the 1933 Act.
	             Section 6.04. Conditions to sale and investment legend on certificates. Each of Hitsgalore.com's stockholders will agree not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of any of the SCI shares for two years following the Closing, unless and until he (i) has delivered to SCI a written legal opinion in form and substance satisfactory to counsel for SCI to the effect that the disposition is permissible under the terms of the 1933 Act; (ii) has complied with the registration and prospectus delivery requirements of the 1933 Act; or (iii) has presented SCI satisfactory evidence that the transfer will comply with Rule 144 under the 1933 Act. The Hitsgalore.com stockholders will further agrees that the certificates evidencing the SCI's shares shall contain the following legend:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933 AND IS A "RESTRICTED SECURITY" AS DEFINED UNDER SAID ACT.
ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST THEREIN MAY BE
SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED OR
HYPOTHECATED, EXCEPT BY BONA FIDE GIFT OR INHERITANCE, IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY
UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO HITS THAT
SUCH REGISTRATION IS NOT REQUIRED.
Hitsgalore.com's stockholders will acknowledge SCI will also place a "stop transfer" order against any transfer of SCI's shares until one of the conditions set forth in this section has been met.
	            Section 6.05. Indemnification by Hitsgalore.com. If at any time in the future, a Hitsgalore.com stockholder should offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of any of SCI's shares without registration under the 1933 Act, unless an exemption from registration is available, such stockholder agrees to indemnify and hold harmless SCI against and from any and all claims, liabilities, penalties, costs and expenses which may be asserted against or suffered by SCI as a result of the disposition.
	             Section 6.06.  State securities law.  The Closing is
subject to any and all requirements of the laws of Hitsgalore.com's stockholders respective states of residence applying to the offer and sale of securities therein. In no event shall any party be liable to anyone for failure to sell or issue its securities pursuant to this Agreement, unless and until all applicable requirements of the law of the applicable state of the recipient's residence relating to the offer and sale have been satisfied.
ARTICLE VII
FEDERAL INCOME TAX MATTERS AND ELECTIONS
	Section 7.01. Each party shall be responsible for obtaining it own tax advice with respect to the transactions contemplated by this Agreement.
ARTICLE VIII
TERMINATION PRIOR TO CLOSING
	Section 8.01.  Termination For Default.
	(a) SCI may, by notice to Hitsgalore.com given in the manner provided below on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by Hitsgalore.com in the observance or in the due and timely performance of any of the covenants and agreements contained, made by or imposed upon it, in this Agreement, if the default has not been fully cured within fifteen days after receipt of the notice specifying the default.
	(b) Hitsgalore.com may, by notice to SCI given in the manner provided below on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by SCI in the observance or in the due and timely performance of any of its covenants and agreements contained in this
Agreement, if the default has not been fully cured within fifteen days after receipt of the notice specifying the default.
	(c) Notwithstanding Section 2.06, the party giving notice of the other party's default, if the default is not cured as provided in subsection (a) or
(b), above, will be entitled to recover its costs incurred in connection with this Agreement.
	             Section 8.02.  Termination.  If the Closing does not occur by March 13, 1999 Hitsgalore.com may at any time terminate this Agreement by giving written notice to SCI.
	             Section 8.03. Termination. SCI may, at its option, terminate this Agreement prior to the Closing if the business or assets of Hitsgalore.com have suffered any material damage, destruction or loss (whether or not covered by insurance).
ARTICLE IX
NOTICES
	Section 9.01.  Procedure for giving notices.  Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified U.S. mail, return receipt requested showing name of recipient, addressed to the proper party.
	Section 9.02. Addresses for notices. For purposes of sending notices under this Agreement, the addresses of the parties are as follows:
	As to Hitsgalore.com:		Steve Bradford, Chief Executive Officer
						Suite J, 10134 Sixth Street
						Rancho Cucamonga, California 91730
		Copy To:			 Name/title_____________
						Address________________
						_______________________
	As to SCI:				Edwin B. Salmon, Jr., Chairman
						Suite 107, 4707 140th Avenue North
						Clearwater, Florida 33762
		Copy to:			Jackson L. Morris, Esq.
						3116 West North A Street
						Tampa, Florida  33609
	Section 9.03. Change of address. A party may change its address for notices by sending a notice of such change to all other parties by the means provided in Section 9.01.
ARTICLE X
LEGAL AND OTHER COSTS
	Section 10.01. Party entitled to recover. In the event that any party (the "Defaulting Party") defaults in his or its obligation under this Agreement and, as a result thereof, the other party (the "Non-Defaulting
Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party (whether in an action at law, in equity or in arbitration), then, in addition to all damages and other remedies to which the Non-
Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees and expert witness fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.
	Section 10.02. Interest. In the event the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party's default hereunder, then, in addition to such amount of money, the Defaulting
Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of 1.5% per month during the period between the date such payment should have been made hereunder and the date of the actual payments thereof.
ARTICLE XI
MISCELLANEOUS
	Section 11.01. Effective date. The effective date of this Agreement shall be February ___, 1999, subject to any conditions set forth herein.
	Section 11.02. Entire agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.
	Section 11.03. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
	Section 11.04. Amendments. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.
	Section 11.05. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the another party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

	Section 11.06.  Invalidity.  It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.  If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement;
and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.
	Section 11.07.  Multiple counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.
	Section 11.08.  Assignment, parties and binding effect.  This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies).  This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise.  Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this
Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.
	Section 11.09.  Survival of representations and warranties.  The representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obligations of the representing and warranting party.
	Section 11.10.  Arbitration.  Unless a court of competent jurisdiction shall find that a particular dispute or controversy cannot, as a matter of law, be the subject of arbitration, any dispute or controversy arising hereunder, other than suit for injunctive relief which can be granted only by a court of competent jurisdiction, shall be settled by binding arbitration in
Tampa, Florida by a panel of three arbitrators in accordance with the rules of the American Arbitration Association; provided, that the rules of discovery of the U.S. District Court with jurisdiction of the situs of the arbitration shall apply.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The parties may pursue all other remedies with respect to any claim that is not subject to arbitration.
	Section 11.11.  Jurisdiction and venue.  Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, to be subject to  arbitration as provided in Section 11.10 or which seeks injunctive relief shall be brought and enforced in the courts of the State of Florida in and for Pinellas County and in the United States District Court for the Middle District of Florida,
Tampa Division, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.
	Section 11.12.  Applicable law.  This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the
State of Florida applicable to contracts made and to be performed therein (not including the choice of law rules thereof).
		IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written
[Corporate Seal]					Systems Communications, Inc.
Attest:							By:
_____________________________
							       Edwin B. Salmon, Jr.,
Chairman
_____________________________
Secretary
[Corporate Seal]					Hitsgalore.com
Attest:							By:
_____________________________
							       Steve Bradford, President
_____________________________
Secretary

EXHIBIT "A"
OFFICERS' CERTIFICATE
Pursuant to Section 3.0__ of the Stock Purchase and Sale Agreement identified within

	The undersigned, ____________, President, and __________, Treasurer, of ________________, a ___________ corporation (the "Corporation"), hereby each certifies that he is familiar with the Merger Agreement, dated February ___, 1999 (the "Agreement"), between the Corporation and ____________ and, to the best of his knowledge, based on reasonable investigation:

	(a) All representations and warranties of the _____________ (as defined in the Agreement) contained in the Agreement, and in all Exhibits and Schedules attached thereto containing information delivered by ___________, were true and correct in all material respects when made and when deemed to have been made and are true and correct at the date hereof, except for changes in the ordinary course of business between the date of the Agreement, in conformity with the covenants and agreements contained in the Agreement.
	(b) All covenants, agreements and obligations required by the terms of the Agreement to be performed by _______________ at or before the Closing have been duly and properly performed in all material respects.
	(c) Since the date of the Agreement there have not occurred any material adverse change in the condition or prospects (financial or otherwise), business, properties or assets of the ____________________.
	IN WITNESS WHEREOF, each of the undersigned has executed this certificate this ___________________, 1999.


							________________________________
							_______________, President


							________________________________
							_______________, Treasurer

EXHIBIT "B"
SECRETARY'S CERTIFICATE
Pursuant to Section 3.0__ of the Merger Agreement identified within.

	I, ___________, the duly elected, qualified and acting Secretary of _________________, a corporation duly organized, existing and in good standing under the laws of ____________, (the "Corporation") do hereby certify that:

	(i) The following is a true and complete copy of Resolution of the Board of Directors of the Corporation taken and adopted on February ___, 1999, approving the Merger Agreement dated February ___, 1999, by and among the Corporation and _____________, and that said Resolution has not been rescinded, revoked or modified and is in full force and effect at the date hereof:



	(ii) The persons whose names, titles and signatures appear below are each the duly elected, qualified and acting officers of the Corporation, hold on the date hereof the offices set forth opposite their respective names and the signatures appearing opposite said names are the genuine signatures of said persons:

	Name			   Title			Signature

_________________		President		___________________________

_________________		Secretary		___________________________

_________________		Treasurer		___________________________

	(iii) I am authorized by the Corporation to make the within certifications.

	IN WITNESS WHEREOF, I have executed this Certificate on ___________,
1999.

	(CORPORATE SEAL)
							________________________________
							_________________, Secretary

		I, ______________, President of _______________, a __________
corporation, hereby certify that ______________ is the duly elected, qualified and acting Secretary of ______________ and that the signature appearing above is his genuine signature.

		IN WITNESS WHEREOF, I have executed this Certificate on
__________, 1999.

							________________________________
							__________________, President